                                                                     EXHIBIT 4.4



CUSIP __________                                                       NOTE S-__

                                  $____________

               THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED in the NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM IN REGULATIONS UNDER THE SECURITIES ACT.

                              SCIENCE APPLICATIONS
                            INTERNATIONAL CORPORATION

                              6 1/4% Note due 2012

        SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, at the office or agency of the Issuer maintained therefor, the principal sum of $__________ on July 1, 2012, in the coin or currency of the United States, and to pay interest, semi-annually on January 1 and July 1 of each year, commencing January 1, 2003 on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the July 1 or the January 1, as the case may be, next preceding the date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from June 28, 2002, until payment of said principal sum has been made or duly provided for. Payments of interest on, and any portion of the principal of, this Note (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal on this Note) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent), or the Issuer (if the Issuer is acting as its own Paying Agent), directly to the holder of this Note (by Federal funds wire transfer or otherwise) if such holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal, surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Note or Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by such holder pursuant to the preceding sentence and Section 3.01 of the Indenture unless a new instruction is delivered 15 days prior to a payment date. The Issuer will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including reasonable attorney's fees) resulting from any act or omission to act on the part of the Issuer or any such holder in connection with any such agreement or from making any payment in accordance with any such agreement. The interest so payable on any January 1 or July 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on December 15 or June 15, as the case may be, next preceding such January 1 or July 1, whether or not such record date is a Business Day.

        Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

        IN WITNESS WHEREOF, SCIENCE APLICATIONS INTERNATIONAL CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


Dated: June 28, 2002                    SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION


                                        By:________________________________
                                           Name:  William A. Roper, Jr.
                                           Title: Corporate Executive
                                                  Vice President


                                        By:________________________________
                                           Name:  Steven P. Fisher
                                           Title: Senior Vice President and
                                                  Treasurer


Attest:


________________________________
Name: Douglas E. Scott
Title: Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


Dated: June 28, 2002                    JPMORGAN CHASE BANK
                                        as Trustee


                                        By:________________________________
                                           Authorized Officer

                                 REVERSE OF NOTE

                              SCIENCE APPLICATIONS
                            INTERNATIONAL CORPORATION

                              6 1/4% Note due 2012

        This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 28, 2002 (herein called the "Indenture"), duly executed and delivered by the Issuer to JPMorgan Chase Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided.

        The initial aggregate principal amount of the series of Securities of which this Note forms a part is $550,000,000. The series of Securities of which this Note forms a part may be reopened, without notice to or consent of the holders of the Notes, for issuances of additional Notes of such series. The additional Notes may be of the same tenor, interest rate and other terms as this Note and this Note together with any such additional Notes may form a single series. References herein to the Notes shall include (unless the context otherwise requires) any further Notes issued as described in this paragraph.

        Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate pre annum borne by this Note. If a payment date is not a Business Day, payment may be made at the place of payment on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

        In case an Event of Default, as defined in the Indenture, with respect to the 6 1/4% Notes due 2012 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions, provided in the Indenture.

        The Indenture contains provisions which permit the Issuer and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby (each such series voting as a separate class), to supplement the Indenture or any supplemental indenture or modify the rights of the holders of the Securities of such series; provided, that no such supplemental indenture shall without the consent of the holders of each Security so affected: (i) extend the stated maturity or reduce the principal amount of any Security or any portion thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency in which the Security is payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or impair or affect the right of any holder of Securities to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, or (iii) modify any provisions of Sections 8.02 or 5.10 of the Indenture except to increase any such percentage referred to in such provision or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each Security so affected.

        It is also provided in the Indenture that an existing default or Event of Default with respect to the Securities of any series, and its consequences, may be waived in the manner and subject to the conditions set forth in the Indenture, except a default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding Security affected. Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        The Notes are issuable initially only in registered form without coupons in denominations of $1,000 or any integral multiple thereof and in the manner and subject to the limitations provided in the Indenture.

        This Note is redeemable, in whole or in part, prior to maturity at the option of the Issuer at any time or from time to time at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated in accordance with standard market practice.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, either (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations obtained.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

        "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. (and its successors), and any other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by the Issuer. If, however, any of them ceases to be a primary U.S. Government securities dealer, the Issuer shall substitute another nationally recognized investment banking firm that is such a dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and in each case for settlement on the next Business Day) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such redemption date.

        If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Issuer, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem equitable and reasonable; provided that no Notes of $1,000 in principal amount at maturity or less shall be redeemed in part.

        At the Issuer's request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a date of redemption, the Trustee shall give a notice of redemption, at least 30 days but not more than 60 days before the date of redemption by first class mail to each Holder whose Notes are to be redeemed in the name and at the expense of the Issuer. The notice of redemption shall identify the Notes to be redeemed and shall state the date of redemption; the redemption price or the method by which the redemption price shall be calculated; that, if any Note is being redeemed in part, the portion of the principal amount (in integral multiples of $1,000 in principal amount at maturity) of such Note to be redeemed; and that, on and after the date of redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to receive such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly mailed.

        On or prior to any date of redemption, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the date other than Notes or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

        If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the date of redemption at the redemption price stated therein, together with accrued interest to such date of redemption, and on and after such date (unless the Issuer shall default in the payment of such Notes at the redemption price and accrued interest to the date of redemption, in which case the principal, until paid, shall bear interest from the date of redemption at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the redemption price; provided that installments of interest which are payable on or prior to the date of redemption shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

        Upon surrender of any Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

        The Notes are not entitled to the benefits of any sinking fund.

        Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained therefore, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefore, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

        This Note is entitled to the benefits of the Registration Rights Agreement, dated the date hereof, between the Issuer, J.P. Morgan Securities Inc. and the other Initial Purchasers named therein, pursuant to which this Note may be exchanged for a registered Note with substantially the same terms as this Note (except that the registered Notes shall not contain any transfer restrictions or be entitled to any penalty interest).

        Capitalized terms used but not defined herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

        The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.


_________________________                   Dated: _________________________
Signature of
Seller/Assignor/Transferor


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature guarantee: _________________________